UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2012 (April 21, 2015)

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FIRST FARMERS AND MERCHANTS CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	000-10972	62-1148660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

816 South Garden Street Columbia, Tennessee	38401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (931) 388-3145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 5 – Corporate Governance and Management

        Item 5.07.  Submission of Matters to a Vote of Securities Holders.

               First Farmers and Merchants Corporation (the “Corporation”) held its annual meeting of shareholders on April 21, 2015 (the “Annual Meeting”). At the Annual Meeting, the shareholders of the Corporation voted on the election of 10 directors to serve on the Corporation’s Board of Directors. For more information about this election, see the Corporation’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 5, 2015. The Corporation’s shareholders elected each of the 10 nominees to serve as directors of the Corporation until the 2016 annual meeting of shareholders or until his or her successor is qualified and elected. The voting results were as follows:

Director Nominee	For	Against	Abstain/Broker Non-Vote
M. Darlene Baxter	3,020,083	42,311	33,948
Jonathan M. Edwards	3,053,872	8,062	34,408
Thomas Napier Gordon	2,966,175	22,142	108,025
Dalton M. Mounger	3,059,452	2,942	33,948
Timothy E. Pettus	2,948,378	17,118	130,846
Patrick J. Riley	3,058,630	2,962	34,750
Matthew M. Scoggins, Jr.	3,056,009	5,483	34,850
T. Randy Stevens	2,948,336	16,374	131,632
W. Lacy Upchurch	3,057,255	5,483	33,604
Dr. David S. Williams	3,056,362	9,042	30,938

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FARMERS AND MERCHANTS CORPORATION

By: /s/ T. Randy Stevens
T. Randy Stevens
Chairman and Chief Executive Officer

Date:  April 23, 2015